Exhibit 23.3


                       CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in this Registration Statement on Form S-8 of Keystone Financial, Inc. pertaining to the Non-Employee Director Stock Option Plan of 1994 of Financial Trust Corp of our report dated February 28, 1997 on our audit of the consolidated financial statements of Financial Trust Corp and subsidiaries for the year ended December 31, 1996, which report is included in the Annual Report on Form 10-K of Keystone Financial, Inc. for the year ended December 31, 1997.

                                                /s/ Beard & Company, Inc.

                                                BEARD & COMPANY, INC.

Reading, Pennsylvania

March 27, 1998


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